UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                                   TO

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): November 22, 2006


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
              (State or other jurisdiction of incorporation)

    000-20175                                       01-0469607
   (Commission                                     (IRS Employer
   File Number)                                  Identification No.)


             1292 Hammond Street, Bangor, Maine           04401
        (Address of principal executive offices)       (Zip Code)

                             (207) 942-5273
                   Registrant's telephone number,
                         including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



                                 1
Item 1.01   Entry into a Material Definitive Agreement.

     On November 22, 2006, a financing arrangement of ADCO Surgical Supply, Inc.
(ADCO) (a wholly-owned subsidiary of Nyer Medical Group, Inc. (Nyer Medical)) with KeyBank National Association (the (Bank)) was renewed by the Bank to continue to provide ADCO with a Working Capital Line of Credit in the maximum principal amount of $300,000, which line of credit is secured by a lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine. All of the terms and conditions in the documentation executed by the parties to the original financing arrangement (executed in October, 2004) remain the same with the exception of the maturity date which is now November 30, 2007. The line of credit is guaranteed by Nyer Medical pursuant to a commercial guaranty. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit is in monthly payments of interests only, with the principal being due at maturity, unless renewed. The maturity date is the last day of November, 2007 unless renewed by the Bank. Prior to the maturity date, ADCO must repay the loan upon the demand of the Bank. In addition to the commercial guaranty noted above, which was executed by Nyer Medical in favor of the Bank, the other material documents executed in connection with this financing arrangement were (a) a promissory note by ADCO in favor of the Bank and (b) a mortgage executed by ADCO in favor of the Bank. Such agreements were attached as exhibits to the report on Form 10-K filed by Nyer Medical on October 18, 2004. Attached to this Form 8-K is the renewal letter from the Bank.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 22, 2006, a financing arrangement of ADCO Surgical Supply, Inc.
(ADCO) (a wholly-owned subsidiary of Nyer Medical Group, Inc. (Nyer Medical)) with KeyBank National Association (the (Bank)) was renewed by the Bank to continue to provide ADCO with a Working Capital Line of Credit in the maximum principal amount of $300,000, which line of credit is secured by a lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine. All of the terms and conditions in the documentation executed by the parties to the original financing arrangement (executed in October, 2004) remain the same with the exception of the maturity date which is now November 30, 2007. The line of credit is guaranteed by Nyer Medical pursuant to a commercial guaranty. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit is in monthly payments of interests only, with the principal being due at maturity, unless renewed. The maturity date is the last day of November, 2007 unless renewed by the Bank. Prior to the maturity date, ADCO must repay the loan upon the demand of the Bank. There exist possibilities for increased charges under the line of credit, including, late charges, increased interest after default, payment of attorneys' fees and expenses of the Bank in certain situations and a dishonored item fee. In addition to the commercial guaranty noted above, which was executed by Nyer Medical in favor of the Bank, the other material documents executed in connection with this financing arrangement were (a) a promissory note by ADCO in favor of the Bank and (b) a mortgage executed by ADCO in favor of the Bank. Such agreements were attached as exhibits to the report on Form 10-K filed by Nyer Medical on October 18, 2004. Attached to this Form 8-K is the renewal letter from the Bank.



                                    2
Item 9.01   Financial Statements and Exhibits.
(c)  Exhibits

10.1 Letter of Renewal, dated November 22, 2006, from KeyBank National Association to ADCO Surgical Supply, Inc.



















































                                    3
                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on this 22nd day of November 2006.


                                        Nyer Medical Group, Inc.


                                        By:   /s/ Karen L. Wright
                                        Name:     Karen L. Wright
                                        Title:    Chief Executive Officer









































                                     4

Exhibit 10.1
KeyBank National Association
23 Water Street
Bangor, Maine 04401
207-945-0627



November 22, 2006


ADCO Surgical Supply, Inc.
Attn:  Karen Wright, President
1292 Hammond Street
Bangor, ME 04401

RE:  $300,000 Working Capital Line of Credit

Dear Karen,

We are pleased to inform you that KeyBank National Association has renewed your working capital line of credit. All of the terms and conditions in the documentation executed by the parties to the original financing arrangement (executed in October, 2004) remain the same with the exception of the maturity date, which is now November 30, 2007. If you have any questions regarding this renewal or any other banking services, please give me a call.

Sincerely,

/s/ Steve Thomas
Steve Thomas, Vice President
KeyBank National Association




                                    5